FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2018

FINANCIAL RESULTS

•          Q4 GAAP net income per diluted share of $0.87 versus prior-year GAAP net loss per share of $0.06

•          Q4 non-GAAP diluted EPS of $1.12 versus prior-year non-GAAP diluted EPS of $0.97

•          Introduces 2019 non-GAAP diluted EPS guidance from continuing operations, reflecting 7% to 9% growth over 2018 non-GAAP diluted EPS from continuing operations

•          Provides unaudited financial information for the years 2016, 2017 and 2018, and for each quarter of 2018 on a continuing operations basis

MELVILLE, N.Y., February 20, 2019 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care solutions to office-based dental and medical practitioners, today reported record fourth quarter financial results.

Net sales for the quarter ended December 29, 2018 were $3.4 billion, an increase of 1.7% compared with the fourth quarter of 2017. This consisted of 3.3% growth in local currencies and a 1.6% decline related to foreign currency exchange. In local currencies, internally generated sales increased 2.1% and acquisition growth was 1.2% (see Exhibit A for details of sales growth).

Net income attributable to Henry Schein, Inc. for the fourth quarter of 2018 was $133.0 million, or $0.87 per diluted share, compared with a prior-year net loss of $8.5 million, or $0.06 per share. Non-GAAP net income for the fourth quarter of 2018 was $171.6 million, or $1.12 per diluted share, compared with non-GAAP net income of $152.1 million, or $0.97 per diluted share, for the fourth quarter of 2017. Non-GAAP results for the fourth quarter of 2018 and 2017 exclude certain items noted in Exhibit B, which provides a reconciliation of GAAP net income and diluted EPS to non-GAAP net income and diluted EPS.

“This has been a historic year at Henry Schein as we further positioned the company to advance our 2018 to 2020 strategic plan. This included the creation of our Henry Schein One dental technology business, the spin-off of our animal health business into Covetrus (Nasdaq: CVET) and restructuring efforts, which together are strategically positioning Henry Schein for continued success,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein. “We thank our Team Schein Members across the globe for their significant contributions to these important efforts.”

Mr. Bergman continued, “As we begin 2019, we are most excited about the future of Henry Schein. We believe the long-term business opportunities remain attractive in the global markets for Dental and Medical offices as well as alternate sites of care. We offer the broadest range of solutions in the markets we serve, including medical and dental supply chain and specialty solutions, as well as dental technology through Henry Schein One. Looking ahead, we are confident that we are well-positioned to deliver continued revenue and profitability growth for Henry Schein’s Dental and Medical businesses with long-term organic sales growth goals of one to two percentage points above underlying market growth rates, supplemented by strategic acquisitions.”

Dental sales of $1.7 billion decreased 0.2%, consisting of 1.8% growth in local currencies and a 2.0% decline related to foreign currency exchange. In local currencies, internally generated sales increased 1.5% and acquisition growth was 0.3%. The 1.5% internal growth in local currencies included 0.6% growth in North America and 2.8% growth internationally.

“Fourth quarter dental consumables internal sales growth in North America of 2.5% in local currencies was impacted by a soft end market, most notably in November and December. We believe we continue to gain market share in the North America dental consumable merchandise market. Dental equipment sales declined by 3.5% in local currencies as we faced a tough prior-year comparison when adjusted internal growth in local currencies exceeded 19%,” commented Mr. Bergman. “Internationally, internal sales growth in local currencies increased 3.4% for dental consumables and increased 1.3% for dental equipment.”

Animal Health sales of $877.6 million decreased 1.4%, consisting of 0.7% growth in local currencies and a 2.1% decline related to foreign currency exchange. In local currencies, internally generated sales decreased 0.6% and acquisition growth was 1.3%. The decline of 0.6% internal sales in local currencies included a decline of 1.9% in North America and 0.8% growth internationally. On a normalized basis, adjusting for manufacturer switches between direct and agency sales, internal sales growth in local currencies in North America was 2.1%.

“The completed spin-off of our Animal Health business into a new publicly traded company, Covetrus, has created a significant global technology-enabled provider of products and services for the companion animal health market. Going forward, we believe these customers will benefit from a unique platform of enhanced insight, multi-channel client engagement and integrated services,” commented Mr. Bergman.

Medical sales of $684.8 million increased 7.5% on an as-reported basis and also for internally generated sales in local currencies. Acquisition growth of 0.1% was offset by a decline of 0.1% in foreign currency exchange.

“We were pleased with robust growth in our Medical sales for the quarter. The North America Medical market continues to experience a rapid evolution as health care providers pursue the best ways to deliver services at lower costs and with better outcomes,” remarked Mr. Bergman. “Henry Schein is benefiting from the shift in care from high-cost acute settings to lower-cost sub-acute care sites, such as the physician offices, urgent care sites and ambulatory care centers that we serve. Our track record in serving large group networks with supply chain, education, technology and support services continues to be a solid competitive advantage.”

Technology and Value-Added Services sales of $139.1 million increased 21.4%, consisting of 22.1% growth in local currencies and a 0.7% decline related to foreign currency exchange. In local currencies, internally generated sales increased 0.5% and acquisition growth was 21.6%.

more

“Growth in Technology and Value-Added Services was primarily driven by the formation of Henry Schein One. North America internal sales growth in local currencies was flat, reflecting lower sales from technology support and financing services revenue associated with the decline in dental equipment sales. As we look ahead to 2019, we believe our Henry Schein One dental software solutions will drive growth for this business group as practices leverage tools to enhance practice efficiency and patient communication. International Technology and Value-Added Services internal sales increased 2.8% in local currencies,” said Mr. Bergman.

Stock Repurchase Plan

The Company repurchased approximately 997,000 shares of its common stock during the fourth quarter at an average price of $86.14 per share, or approximately $86 million. The impact of the repurchase of shares on fourth quarter 2018 diluted EPS was immaterial. On December 13, 2018, Henry Schein announced that its Board of Directors authorized the repurchase of up to $400 million of shares of the Company’s common stock. At fiscal year-end, Henry Schein had approximately $400 million authorized and available for future stock repurchases.

Full Year 2018 Results

Net sales for the full year ended December 29, 2018 were $13.2 billion, an increase of 5.9% compared with 2017. This consisted of 5.2% growth in local currencies and an increase of 0.7% related to foreign currency exchange. In local currencies, internally generated sales increased 3.4% and acquisition growth was 1.8% (see Exhibit A for details of sales growth).

Net income attributable to Henry Schein, Inc. for 2018 was $535.9 million, or $3.49 per diluted share, an increase of 31.9% and 35.8%, respectively, compared with 2017. On a non-GAAP basis, net income attributable to Henry Schein, Inc. for 2018 was $635.3 million, or $4.13 per diluted share, an increase of 11.4% and 14.7%, respectively, compared with 2017 on a non-GAAP basis. Non-GAAP results for 2018 and 2017 exclude certain items noted in Exhibit B, which provides a reconciliation of GAAP net income and diluted EPS to non-GAAP net income and diluted EPS.

Restructuring Program

Henry Schein previously disclosed a comprehensive restructuring initiative designed to increase profitability by improving business efficiencies, reducing redundancies and maximizing the Company's infrastructure.

The Company recorded a pretax restructuring charge in the fourth quarter of 2018 of $35.4 million, or $0.17 per diluted share. The charge for the full year was $62.9 million on a pretax basis, or $0.31 per diluted share. These charges primarily include severance pay, facility closing costs, and outside professional and consulting fees directly related to the restructuring. Henry Schein is extending the restructuring initiative into the first half of 2019 as it identifies further cost saving opportunities.

more

2019 EPS Guidance

Henry Schein today introduced 2019 financial guidance. At this time the Company is not providing GAAP guidance as it is unable to provide an accurate estimate of costs related to restructuring and the Animal Health spin-off on full-year 2019 financial results. Guidance is as follows:

•          2019 non-GAAP diluted EPS from continuing operations attributable to Henry Schein, Inc. is expected to be $3.38 to $3.46, reflecting growth of 7% to 9% compared with 2018 non-GAAP diluted EPS from continuing operations of $3.17. The Company’s Animal Health business was spun off to shareholders as of February 7, 2019, and that business will be classified as a discontinued operation for all current and prior periods presented.

•          Guidance for 2019 non-GAAP diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any. Guidance also assumes foreign exchange rates that are generally consistent with current levels.

The Company has provided guidance for 2019 diluted EPS on a non-GAAP basis as noted above. A reconciliation to the Company’s projected 2019 diluted EPS prepared on a GAAP basis is not provided because the Company is unable to provide such reconciliation for an estimate of restructuring and Animal Health spin-off related costs without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact, and the periods in which the non-GAAP adjustments may be recognized.

            The Company’s 2019 diluted EPS prepared on a GAAP basis will include the impact of such items as restructuring charges, spin-off expenses, any litigation settlement expenses, and the tax effect of all such items. Management does not believe these items are representative of the Company’s underlying business performance. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

                 To facilitate comparisons against past results, Henry Schein is providing unaudited financial information in Exhibit C for the years 2016, 2017 and 2018, and in Exhibit D for each quarter of 2018 that provide unaudited preliminary estimates of our results of operations (GAAP and non-GAAP) on a continuing operations basis for the periods presented.

more

Fourth Quarter and Full Year 2018 Conference Call Webcast

The Company will hold a conference call to discuss fourth quarter and full year 2018 financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a solutions company for health care professionals powered by a network of people and technology.

With more than 18,000 Team Schein Members worldwide, the Company’s network of trusted advisors provides more than 1 million customers globally with more than 300 valued solutions that improve operational success and clinical outcomes. Our Business, Clinical, Technology, and Supply Chain solutions help office-based dental and medical practitioners work more efficiently so they can provide quality care more effectively. These solutions also support  dental laboratories, government and institutional health care clinics, as well as other alternate care sites.

Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items.

A Fortune 500® Company and a member of the S&P 500® and the Nasdaq 100® indexes, Henry Schein is headquartered in Melville, N.Y., and has operations or affiliates in 31 countries. The Company's sales from continuing operations reached $9.4 billion in 2018, and have grown at a compound annual rate of approximately 13% since Henry Schein became a public company in 1995.

For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein and @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

more

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions, dispositions and joint ventures, including the failure to achieve anticipated synergies/benefits; financial and tax risks associated with acquisitions, dispositions and joint ventures; litigation risks; new or unanticipated litigation developments; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence on third parties for certain technologically advanced components; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:   Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Ann Marie Gothard

Vice President, Corporate Media Relations

annmarie.gothard@henryschein.com

(631) 390-8169

(TABLES TO FOLLOW)

more

HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 29,	December 30,	December 29,	December 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)

Net sales	$3,375,202	$3,318,054	$13,201,995	$12,461,543
Cost of sales	2,465,342	2,417,098	9,606,911	9,062,440
Gross profit	909,860	900,956	3,595,084	3,399,103
Operating expenses:
Selling, general and administrative	674,738	659,765	2,701,876	2,534,409
Litigation settlements	-	-	38,488	5,325
Transaction costs related to Animal Health spin-off	20,086	-	38,756	-
Restructuring costs	35,401	-	62,912	-
Operating income	179,635	241,191	753,052	859,369
Other income (expense):
Interest income	5,807	4,349	21,236	17,553
Interest expense	(22,320)	(16,598)	(78,786)	(53,654)
Other, net	648	(909)	(154)	(420)
Income before taxes and equity in earnings
of affiliates	163,770	228,033	695,348	822,848
Income taxes	(31,408)	(206,230)	(155,492)	(362,506)
Equity in earnings of affiliates	6,648	4,343	22,270	16,587
Loss on sale of equity investment	-	(17,636)	-	(17,636)
Net income	139,010	8,510	562,126	459,293
Less: Net income attributable to noncontrolling interests	(6,037)	(17,045)	(26,245)	(52,994)
Net income (loss) attributable to Henry Schein, Inc.	$132,973	$(8,535)	$535,881	$406,299

Earnings (loss) per share attributable to Henry Schein, Inc.:

Basic	$0.88	$(0.06)	$3.51	$2.59
Diluted	$0.87	$(0.06)	$3.49	$2.57

Weighted-average common shares outstanding:
Basic	151,757	155,104	152,656	156,787
Diluted	152,991	155,104	153,707	158,208

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

more

HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 29,	December 30,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$80,209	$174,658
Accounts receivable, net of reserves of $60,533 and $53,832	1,603,711	1,522,807
Inventories, net	1,970,742	1,933,803
Prepaid expenses and other	520,558	454,752
Total current assets	4,175,220	4,086,020
Property and equipment, net	382,398	375,001
Goodwill	2,820,295	2,301,331
Other intangibles, net	584,244	669,641
Investments and other	538,370	432,002
Total assets	$8,500,527	$7,863,995

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,227,209	$1,153,012
Bank credit lines	951,458	741,653
Current maturities of long-term debt	8,955	16,659
Accrued expenses:
Payroll and related	279,764	272,998
Taxes	172,165	188,873
Other	579,276	455,780
Total current liabilities	3,218,827	2,828,975
Long-term debt	1,003,873	907,756
Deferred income taxes	31,570	50,431
Other liabilities	392,313	420,285
Total liabilities	4,646,583	4,207,447

Redeemable noncontrolling interests	312,156	832,138
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 480,000,000 shares authorized,
151,401,668 outstanding on December 29, 2018 and 240,000,000 shares
authorized, 153,690,146 outstanding on December 30, 2017	1,514	1,537
Retained earnings	3,208,589	2,940,029
Accumulated other comprehensive loss	(248,771)	(130,067)
Total Henry Schein, Inc. stockholders' equity	2,961,332	2,811,499
Noncontrolling interests	580,456	12,911
Total stockholders' equity	3,541,788	2,824,410
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$8,500,527	$7,863,995

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

more

HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Years Ended
	December 29,	December 30,	December 29,	December 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$139,010	$8,510	$562,126	$459,293
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	52,471	51,794	207,560	193,072
Loss on sale of equity investment	-	17,636	-	17,636
Stock-based compensation expense	2,005	10,307	36,240	42,294
Provision for losses on trade and other
accounts receivable	7,235	2,389	15,105	9,370
Provision for (benefit from) deferred income taxes	(34,931)	(8,115)	(41,213)	485
Equity in earnings of affiliates	(6,648)	(4,343)	(22,270)	(16,587)
Distributions from equity affiliates	5,777	6,331	21,311	23,157
Changes in unrecognized tax benefits	(3,503)	4,335	(650)	(2,318)
Provision for (benefit from) transition tax	(10,000)	140,000	(10,000)	140,000
Other	(1,397)	4,890	(807)	10,921
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	8,080	66,311	(147,499)	(160,266)
Inventories	(49,484)	(202,395)	(84,784)	(175,059)
Other current assets	(10,285)	(14,926)	(92,059)	(85,759)
Accounts payable and accrued expenses	195,622	155,290	241,646	89,276
Net cash provided by operating activities	293,952	238,014	684,706	545,515

Cash flows from investing activities:
Purchases of fixed assets	(28,811)	(26,186)	(90,637)	(81,501)
Payments related to equity investments and business
acquisitions, net of cash acquired	(14,245)	(29,887)	(61,570)	(288,673)
Proceeds from sale of equity investment	1,000	34,048	1,000	34,048
Repayments from (borrowings for) loan to affiliate	(1,500)	1,500	(25,700)	6,700
Other	(3,041)	(956)	(16,047)	(12,850)
Net cash used in investing activities	(46,597)	(21,481)	(192,954)	(342,276)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	(193,357)	109,391	210,741	302,941
Proceeds from issuance of long-term debt	-	-	115,000	200,440
Debt issuance costs	(106)	(219)	(501)	(1,990)
Principal payments for long-term debt	(421)	(519)	(28,042)	(60,050)
Proceeds from issuance of stock upon exercise
of stock options	-	325	3,076	5,266
Payments for repurchases of common stock	(85,894)	(224,995)	(200,000)	(450,000)
Payments for taxes related to shares withheld for
employee taxes	(120)	(111)	(18,023)	(44,832)
Distributions to noncontrolling stockholders	(1,748)	(5,213)	(17,515)	(29,134)
Acquisitions of noncontrolling interests in subsidiaries	(3,614)	(7,278)	(668,512)	(35,192)
Net cash used in financing activities	(285,260)	(128,619)	(603,776)	(112,551)

Effect of exchange rate changes on cash and
cash equivalents	(1,626)	6,865	17,575	21,589
Net change in cash and cash equivalents	(39,531)	94,779	(94,449)	112,277
Cash and cash equivalents, beginning of period	119,740	79,879	174,658	62,381
Cash and cash equivalents, end of period	$80,209	$174,658	$80,209	$174,658

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

more

Exhibit A - QTD Sales

Henry Schein, Inc.
2018 Fourth Quarter
Sales Summary
(in thousands)
(unaudited)

Q4 2018 over Q4 2017

Global	Q4 2018	Q4 2017	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,673,733	$1,676,758	-0.2%	-2.0%	1.8%	0.3%	1.5%

Animal Health	877,608	889,785	-1.4%	-2.1%	0.7%	1.3%	-0.6%

Medical	684,799	636,920	7.5%	-0.1%	7.6%	0.1%	7.5%

Total Health Care Distribution	3,236,140	3,203,463	1.0%	-1.6%	2.6%	0.5%	2.1%

Technology and value-added services	139,062	114,591	21.4%	-0.7%	22.1%	21.6%	0.5%

Total Global	$3,375,202	$3,318,054	1.7%	-1.6%	3.3%	1.2%	2.1%

North America	Q4 2018	Q4 2017	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,036,056	$1,030,559	0.5%	-0.4%	0.9%	0.3%	0.6%

Animal Health	440,043	448,675	-1.9%	0.0%	-1.9%	0.0%	-1.9%

Medical	665,752	617,697	7.8%	0.0%	7.8%	0.1%	7.7%

Total Health Care Distribution	2,141,851	2,096,931	2.1%	-0.2%	2.3%	0.1%	2.2%

Technology and value-added services	118,827	94,165	26.2%	-0.1%	26.3%	26.3%	0.0%

Total North America	$2,260,678	$2,191,096	3.2%	-0.1%	3.3%	1.2%	2.1%

International	Q4 2018	Q4 2017	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$637,677	$646,199	-1.3%	-4.5%	3.2%	0.4%	2.8%

Animal Health	437,565	441,110	-0.8%	-4.2%	3.4%	2.6%	0.8%

Medical	19,047	19,223	-0.9%	-3.0%	2.1%	0.0%	2.1%

Total Health Care Distribution	1,094,289	1,106,532	-1.1%	-4.3%	3.2%	1.2%	2.0%

Technology and value-added services	20,235	20,426	-0.9%	-3.7%	2.8%	0.0%	2.8%

Total International	$1,114,524	$1,126,958	-1.1%	-4.3%	3.2%	1.2%	2.0%

more

Exhibit A - YTD Sales

Henry Schein, Inc.
Full Year 2018
Sales Summary
(in thousands)
(unaudited)

Full Year 2018 over Full Year 2017

Global	Full Year 2018	Full Year 2017	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$6,348,945	$6,048,813	5.0%	0.8%	4.2%	1.2%	3.0%

Animal Health	3,682,639	3,476,635	5.9%	1.3%	4.6%	2.5%	2.1%

Medical	2,661,166	2,497,994	6.5%	0.1%	6.4%	0.1%	6.3%

Total Health Care Distribution	12,692,750	12,023,442	5.6%	0.8%	4.8%	1.4%	3.4%

Technology and value-added services	509,245	438,101	16.2%	0.4%	15.8%	12.3%	3.5%

Total Global	$13,201,995	$12,461,543	5.9%	0.7%	5.2%	1.8%	3.4%

North America	Full Year 2018	Full Year 2017	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$3,867,118	$3,700,364	4.5%	0.0%	4.5%	1.2%	3.3%

Animal Health	1,865,316	1,792,896	4.0%	0.0%	4.0%	2.7%	1.3%

Medical	2,581,696	2,423,893	6.5%	0.0%	6.5%	0.1%	6.4%

Total Health Care Distribution	8,314,130	7,917,153	5.0%	0.0%	5.0%	1.2%	3.8%

Technology and value-added services	426,653	363,391	17.4%	0.0%	17.4%	14.6%	2.8%

Total North America	$8,740,783	$8,280,544	5.6%	0.1%	5.5%	1.8%	3.7%

International	Full Year 2018	Full Year 2017	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$2,481,827	$2,348,449	5.7%	1.9%	3.8%	1.2%	2.6%

Animal Health	1,817,323	1,683,739	7.9%	2.6%	5.3%	2.4%	2.9%

Medical	79,470	74,101	7.2%	4.9%	2.3%	0.0%	2.3%

Total Health Care Distribution	4,378,620	4,106,289	6.6%	2.2%	4.4%	1.7%	2.7%

Technology and value-added services	82,592	74,710	10.6%	2.8%	7.8%	0.7%	7.1%

Total International	$4,461,212	$4,180,999	6.7%	2.3%	4.4%	1.6%	2.8%

more

Exhibit B
Henry Schein, Inc.
2018 Fourth Quarter and Full Year 2018
Reconciliation of GAAP results of net income (loss) attributable to Henry Schein, Inc. to non-GAAP results of net income attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)
	Fourth Quarter				Full Year
	2018		2017	% Growth	2018		2017	% Growth

Net Income (loss) attributable to Henry Schein, Inc.	$132,973		$(8,535)	1,658.0%	$535,881		$406,299	31.9%
Diluted earnings (loss) attributable to Henry Schein, Inc.	$0.87		$(0.06)	1,550.0%	$3.49		$2.57	35.8%
Non-GAAP Adjustments
Restructuring costs - Pre-tax (1)	$35,401	$			$62,912	$
Income tax benefit for restructuring costs (1)	(8,850)				(15,728)
Litigation settlements - Pre-Tax (2)					38,488		5,325
Income tax benefit for litigation settlements (2)					(9,622)		(2,130)
Transaction costs related to Animal Health spin-off (3)	20,086				38,756
Income tax benefit for Animal Health transaction costs (3)	(502)				(1,823)
One time tax on reorganization related to HS One (4)					3,914
Transition tax on repatriated foreign earnings (5)			140,000		(10,000)		140,000
Loss on sale of equity investment (6)			17,636				17,636
Deferred tax adjustment (7)			2,952				2,952
International legal entity reorganization (8)	(10,649)				(10,649)
One-time tax charge related to the Animal Health spin-off (9)	3,135				3,135
Total non-GAAP adjustments to Net Income	$38,621		$160,588		$99,383		$163,783
Non-GAAP adjustments to diluted EPS	$0.25		$1.03		$0.65		$1.03

Non-GAAP Net Income attributable to Henry Schein, Inc.	$171,594		$152,053	12.9%	$635,264		$570,082	11.4%
Non-GAAP diluted EPS attributable to Henry Schein, Inc.	$1.12		$0.97	15.5%	$4.13		$3.60	14.7%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.  Earnings per share numbers may not sum due to rounding.

(1)   Represents Q4 2018 restructuring costs of $35,401, net of $8,850 tax benefit, resulting in an after-tax effect of $26,551 and full year 2018 restructuring costs of $62,912, net of $15,728 tax benefit, resulting in an after-tax effect of $47,184.

(2)   Represents a Q3 2018 pre-tax charge of $38,488 related to a litigation settlement, net of a tax benefit of $9,622, resulting in a net after-tax charge of $28,866 and a Q1 2017 pre-tax charge of $5,325 related to a litigation settlement, net of a tax benefit of $2,130, resulting in a net after-tax charge of $3,195.

(3)   Represents Q4 2018 transaction costs associated with the spin-off of our Animal Health business of $20,086, net of $502 tax benefit, resulting in an after-tax effect of $19,584. For the full year 2018, such transaction costs are $38,756, net of $1,823 tax benefit, resulting in an after-tax effect of $36,933.

(4)   Represents a Q3 2018 one-time-charge of $3,914 to income tax expense as a result of a reorganization of legal entities related to forming Henry Schein One.

(5)   Represents a Q3 2018 net credit of $10,000 related to a change in the estimate of the transition tax on deemed repatriated foreign earnings and a Q4 2017 charge of $140,000 related to the original estimate of the transition tax on deemed repatriated foreign earnings.

(6)   Represents a Q4 2017 loss on divestiture of an equity ownership in E4D.  There was no tax benefit recognized related to this loss.

(7)   Represents Q4 2017 one-time charge of $2,952 to income tax expense for the revaluation of deferred taxes associated with U.S. tax reform legislation.

(8)   Represents a $10,649 effect on income resulting from an income tax credit of $13,852, net of noncontrolling interest of $3,203, in Q4 2018 originating from a legal entity reorganization outside the United States.

(9)   Represents a Q4 2018 one-time charge of $3,135 to income tax expense as a result of a reorganization of legal entities completed in preparation for the Animal Health spin-off.

more

Exhibit C

Henry Schein, Inc. (Continuing Operations)
Consolidated Statement of Income (Unaudited)

		Year ended

Currency: $000	December 29, 2018	December 30, 2017	December 31, 2016
Net sales	$9,417,602	$8,883,438	$8,218,886
Cost of sales	(6,506,857)	(6,136,776)	(5,612,979)
Gross profit	2,910,745	2,746,662	2,605,907
Operating expenses:
Selling, general and administrative	(2,217,272)	(2,071,575)	(1,975,444)
Litigation settlement costs	(38,488)	(5,325)	-
Restructuring costs	(54,367)	-	(38,622)
Operating income	600,618	669,762	591,841
Other income (expense):
Interest Income	15,489	12,438	8,360
Interest Expense	(76,016)	(51,067)	(29,936)
Other, net	(3,259)	(1,339)	2,871
Income before taxes	536,832	629,794	573,136
Income taxes	(107,431)	(308,974)	(169,311)
Equity in earnings of affiliates	21,036	(2,344)	17,110
Net income	450,437	318,476	420,935
Net income attributable to noncontrolling interest	(19,723)	(25,304)	(19,651)
Net Income Attributable to Continuing Operations -- GAAP	$430,714	$293,172	$401,284

Shares outstanding (000s)	153,707	158,208	163,724

EPS Attributable to Continuing Operations -- GAAP	$2.80	$1.85	$2.45

Non-GAAP adjustments attributable to Continuing Operations:
Restructuring costs (net of $13.6 million tax and $9.7 million tax for FY18 and FY16, respectively)	40,775		28,967
Litigation settlements (net of $9.6 million tax and $2.1 million tax for FY18 and FY17, respectively)	28,866	3,195
One-time tax for Henry Schein One legal entity reorganization	3,914
Change in estimate of transition tax on repatriated foreign earnings	(10,000)	140,000
Loss on sale of equity investment		17,636
Deferred tax adjustment resulting from Tax Act		2,952
Tax credit (net of noncontrolling interest) from international legal entity reorganization	(10,649)
One-time tax for Animal Health legal entity reorganization	3,135

Net Income Attributable to Continuing Operations -- Non-GAAP	$486,755	$456,955	$430,251

EPS Attributable to Continuing Operations -- Non-GAAP	$3.17	$2.89	$2.63

more

Exhibit D

Henry Schein, Inc. (Continuing Operations)
Consolidated Statement of Income (Unaudited)

	Quarter ended				Year ended

Currency: $000	March 31, 2018	June 30, 2018	September 29, 2018	December 29, 2018	December 29, 2018
Net sales	$2,273,451	$2,316,031	$2,355,564	$2,472,556	$9,417,602
Cost of sales	(1,554,320)	(1,597,704)	(1,633,206)	(1,721,627)	(6,506,857)
Gross profit	719,131	718,327	722,358	750,929	2,910,745
Operating expenses:
Selling, general and administrative	(554,213)	(552,723)	(552,051)	(558,285)	(2,217,272)
Litigation settlement costs	-	-	(38,488)	-	(38,488)
Restructuring costs	(2,675)	(8,497)	(8,551)	(34,644)	(54,367)
Operating income	162,243	157,107	123,268	158,000	600,618
Other income (expense):
Interest Income	3,453	3,725	3,928	4,383	15,489
Interest Expense	(16,904)	(17,235)	(20,430)	(21,447)	(76,016)
Other, net	(751)	(434)	(589)	(1,485)	(3,259)
Income before taxes	148,041	143,163	106,177	139,451	536,832
Income taxes	(36,142)	(33,880)	(16,634)	(20,775)	(107,431)
Equity in earnings of affiliates	2,819	5,312	6,698	6,207	21,036
Net income	114,718	114,595	96,241	124,883	450,437
Net income attributable to noncontrolling interest	(3,183)	(3,955)	(5,477)	(7,108)	(19,723)
Net Income Attributable to Continuing Operations -- GAAP	$111,535	$110,640	$90,764	$117,775	$430,714

Shares outstanding (000s)	154,130	154,189	153,614	152,991	153,707

EPS Attributable to Continuing Operations -- GAAP	$0.72	$0.72	$0.59	$0.77	$2.80

Non-GAAP adjustments attributable to Continuing Operations:
Restructuring costs, net of tax	2,033	6,373	6,413	25,956	40,775
Litigation settlements, net of tax			28,866		28,866
One-time tax for Henry Schein One legal entity reorganization			3,914		3,914
Change in estimate of transition tax on repatriated foreign earnings			(10,000)		(10,000)
Tax credit (net of noncontrolling interest) from international legal entity reorganization				(10,649)	(10,649)
One-time tax for Animal Health legal entity reorganization				3,135	3,135

Net Income Attributable to Continuing Operations -- Non-GAAP	$113,568	$117,013	$119,957	$136,217	$486,755

EPS Attributable to Continuing Operations -- Non-GAAP	$0.74	$0.76	$0.78	$0.89	$3.17

###